EXHIBIT 10.21
                                (Replacement)
                               PROMISSORY NOTE

$230,548.00                                                     June 30, 2001

    FOR VALUE RECEIVED, George O. Mallon, Jr. ("Maker"), hereby promises to pay to the order of Mallon Resources Corporation, a Colorado corporation, at 999 18th Street, Suite 1700, Denver, Colorado, or at such other place as may be designated in writing by the holder of this note, the principal sum of $230,548.00, together with interest thereon from the date of this note until this note is paid in full, at an interest rate of 7.00% per annum, compounded annually.

    The principal and all accrued interest on this note shall be due and payable in one payment due on August 31, 2004.

    Notwithstanding the foregoing, upon the occurrence of (1) any change in control of Holder (as defined in holder's Bylaws), (2) the death or disability of Maker, or (3) the termination of Maker's employment by Mallon Resources Corporation (however caused), all unpaid principal of this Note and all accrued but unpaid interest then due on this Note shall automatically be cancelled and forgiven, and this Note shall thereafter be considered as paid in full and of no further force and effect.

    Upon any failure by Maker to pay any principal or interest under this note when due, or upon the occurrence of any default under any deed of trust, mortgage, pledge agreement, security agreement, or other encumbrance or agreement securing Maker's payment of this note, the holder of this note may at any time thereafter declare all unpaid principal and interest under this note due and payable, immediately, without presentment, demand or notice of any kind.

    If this note is not paid in full when due or declared due, the unpaid principal balance of this note, and the accrued interest thereon, shall thereafter bear interest at the an annual rate equal to 2% greater than the rate specified in the first paragraph of this note.

    The principal of this note may be prepaid in full or in part at any time without notice, penalty or premium. All amounts paid under this note shall be applied first to accrued interest, and then to the reduction of principal.

    Maker and each endorser and guarantor of this note, if any, waive presentment of this note for payment, protest, and notice of nonpayment; and agree to any extension of time for payment and partial payments before, at or after maturity. Maker shall reimburse the holder of this note for all costs incurred in collecting this note, including reasonable attorneys' fees, whether suit is commenced, or otherwise.

    This note shall be construed in accordance with Colorado law.

    EXECUTED as of the date first set forth above.


                                         ________________________________
                                          George O. Mallon, Jr.


EXHIBIT 10.22
                               (Replacement)
                              PROMISSORY NOTE

$56,914.00                                                      June 30, 2001

    FOR VALUE RECEIVED, Roy K. Ross ("Maker"), hereby promises to pay to the order of Mallon Resources Corporation, a Colorado corporation, at 999 18th Street, Suite 1700, Denver, Colorado, or at such other place as may be designated in writing by the holder of this note, the principal sum of $56,914.00, together with interest thereon from the date of this note until this note is paid in full, at an interest rate of 7.00% per annum, compounded annually.

    The principal and all accrued interest on this note shall be due and payable in one payment due on August 31, 2004.

    Notwithstanding the foregoing, upon the occurrence of (1) any change in control of Holder (as defined in holder's Bylaws), (2) the death or disability of Maker, or (3) the termination of Maker's employment by Mallon Resources Corporation (however caused), all unpaid principal of this Note and all accrued but unpaid interest then due on this Note shall automatically be cancelled and forgiven, and this Note shall thereafter be considered as paid in full and of no further force and effect.

    Upon any failure by Maker to pay any principal or interest under this note when due, or upon the occurrence of any default under any deed of trust, mortgage, pledge agreement, security agreement, or other encumbrance or agreement securing Maker's payment of this note, the holder of this note may at any time thereafter declare all unpaid principal and interest under this note due and payable, immediately, without presentment, demand or notice of any kind.

    If this note is not paid in full when due or declared due, the unpaid principal balance of this note, and the accrued interest thereon, shall thereafter bear interest at the an annual rate equal to 2% greater than the rate specified in the first paragraph of this note.

    The principal of this note may be prepaid in full or in part at any time without notice, penalty or premium. All amounts paid under this note shall be applied first to accrued interest, and then to the reduction of principal.

    Maker and each endorser and guarantor of this note, if any, waive presentment of this note for payment, protest, and notice of nonpayment; and agree to any extension of time for payment and partial payments before, at or after maturity. Maker shall reimburse the holder of this note for all costs incurred in collecting this note, including reasonable attorneys' fees, whether suit is commenced, or otherwise.

    This note shall be construed in accordance with Colorado law.

    EXECUTED as of the date first set forth above.


                                         _____________________________
                                          Roy K. Ross